EXHIBIT 99.2

NOTICE

TO: WRIGHT EXPRESS CORPORATION EXECUTIVE OFFICERS AND BOARD MEMBERS
FROM: HILARY A. RAPKIN
RE: SARBANES-OXLEY BLACKOUT PERIOD
DATED: OCTOBER 31, 2006

As you may already know, the Company determined that its financial statements for one or more prior fiscal years will have to be restated as a result of the incorrect allocation of goodwill in connection with the acquisition of the Company in 2001 by Cendant Corporation, the Company’s former parent company. This determination has substantial implications for the Company’s various equity incentive programs and your ability to engage in transactions involving the Company’s common stock. You are currently under a Company-imposed black-out on your ability to trade in the Company’s common stock. Moreover, as a result of the impact which the restatement decision will have upon certain employee stock programs, including the Wright Express Corporation Employee Savings Plan, you will now also be subject to the restrictions of Section 306(a) of the Sarbanes-Oxley Act which prohibit you from purchasing selling, acquiring or transferring any equity securities of the Company, to the extent those securities were acquired in connection with your service as an executive officer or Board member.

Shares of the Company’s common stock can only be issued under the Company’s equity incentive programs pursuant to an effective registration statement under the federal securities laws. The Company currently has an S-8 registration statement on file with the Securities and Exchange Commission (the “SEC”) covering the shares of common stock issuable under those programs. However, the S-8 registration statement incorporates historical financial statements for one or more fiscal years which are likely to be restated. For that reason, participation in the various equity incentive programs covered by that S-8 registration statement must be suspended. The suspension period began at 7:00 AM today, October 31, 2006, and will continue until 7:00 AM on the third business day following the day on which the restated financial statements are filed with the SEC. The Company believes that the need to impose this additional restriction was unforeseeable and beyond its control. Accordingly, the Company was unable to provide advance notice of the blackout period and is providing this notice as soon as reasonably possible under the circumstances.

Your participation in the Company’s equity incentive plans will accordingly be affected as follows:

Wright Express Corporation Employee Savings Plan (the “401(k) Plan”): During the suspension period, the executive officers will be precluded from directing the investment of their 401(k) plan contributions into shares of the Company’s common stock or from moving their existing account balance under the plan into the Company common stock fund. In addition, to the extent one or more executive officers may have their 401(k) account currently invested in the Company common stock fund, they will not be allowed during the suspension period to liquidate that investment and move it into another available investment fund.

Stock Option Exercises: No further exercises of outstanding options, including same-day exercise and sale transactions, can be effected during the suspension period.

Restricted Stock Unit Vesting Events: No further delivery of shares of the Company’s Common Stock upon the vesting of restricted stock units will be effected during the suspension period.

Because of the complexity of the Sarbanes-Oxley prohibition, executive officers and Board members are strongly advised not to engage directly or indirectly in any transactions involving the Company’s common stock or any derivative security tied to the value of the stock during the suspension period.

If you have any questions concerning the suspension period or the Sarbanes-Oxley prohibition on transactions involving the Company’s common stock or any related derivative security, please contact Hilary A. Rapkin at the Company’s headquarters at 97 Darling Avenue, South Portland, ME 04106 or by telephone at 207-773-8171.

The Company can provide no assurances as to when the necessary restatements will be completed and filed with the SEC, since completion of those restatements are not entirely within the Company’s control. However, the Company will notify you promptly when the S-8 registration statement is re-activated and the Sarbanes-Oxley blackout period ends.